Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Announces Third Quarter 2018 Results

Wayne, PA — October 23, 2018 — Liberty Property Trust (NYSE: LPT) announced financial and operating results for the quarter ended September 30, 2018.

Highlights for Third Quarter 2018

•                  Net income available to common shareholders $1.01 per diluted share

•                  NAREIT Funds from Operations $0.69 per diluted share

•                  Same store operating income for the industrial portfolio increased by 3.8% over prior year quarter on a U.S. GAAP basis and 4.1% on a cash basis

•                  Industrial portfolio occupancy 96.5% at quarter-end

•                  Industrial rents increased 17.5% on a U.S. GAAP basis and 7.7% on cash basis

•                  $52.8 million in developments delivered

•                  $179.0 million in development starts

•                  $101.1 million in asset acquisitions

•                  $255.0 million in asset dispositions totaling 806,000 square feet

Earnings Guidance

•                  Liberty revised U.S. GAAP net income available to common shareholders per diluted share guidance range for 2018 to be $3.17 - $3.33 from a previous range of $3.24 - $3.59

•                  Liberty increased NAREIT Funds from Operations per diluted share guidance range for 2018 to be $2.07 - $2.09 from a previous range of $2.01 - $2.08

Management Comments:

“Liberty’s strong results reflect the unique landscape in which we are operating and our ability to capitalize on this environment. We continue to benefit from the dynamic and evolving logistics industry and robust demand for quality industrial space from users both large and small,” said Bill Hankowsky, Chairman and Chief Executive Officer. “Consistent with the opportunities we see in the marketplace, we intend to complete our strategic shift by monetizing our remaining, high-quality office assets and focusing our efforts and capital solely on our industrial platform.”

Financial Results

Net income: Net income available to common shareholders for the third quarter of 2018 was $150.1 million, or $1.01 per diluted share, compared to $59.5 million, or $0.40 per diluted share, for the third quarter of 2017. For the nine months ended September 30, 2018, net income available to common shareholders was $309.9 million, or $2.09 per diluted share, compared to $154.0 million, or $1.04 per diluted share, for the first nine months of 2017.

Net income for the third quarter of 2018 includes gains on sale of $96.9 million, or $0.64 per diluted share, compared to $23.8 million, or $0.16 per diluted share, for the same period in 2017. Net income for the nine months ended September 30, 2018 includes gains on sale of $239.4 million, or $1.58 per diluted share, compared to $30.5 million, or $0.20 per diluted share, for the first nine months of 2017.

Net income for the first nine months of 2018 includes $60.0 million in additional development service fee expense relating to the completion of development of Comcast Technology Center, and a $26.0 million non-cash impairment charge associated with the development of a mixed-use project in Camden, New Jersey.

Funds from Operations: The company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of Funds from Operations (“FFO”) as an operating measure of the company’s financial performance.  A reconciliation of U.S. GAAP net income to NAREIT FFO is included in the financial data tables accompanying this press release.

NAREIT FFO available to common shareholders for the third quarter of 2018 was $105.1 million, or $0.69 per diluted share, compared to $99.2 million, or $0.66 per diluted share, for the third quarter of 2017.  FFO available to common shareholders for the nine months ended September 30, 2018 was $221.3 million, or $1.46 per diluted share, compared to $288.1 million, or $1.91 per diluted share, for the first nine months of 2017. FFO for the first nine months of 2018 was impacted by the aforementioned development service fee expenses and non-cash impairment charge totaling $86.0 million, or $0.57 per diluted share.

Operating Performance

Occupancy: At September 30, 2018, Liberty’s in-service portfolio of 103.5 million square feet was 96.6% occupied, compared to 97.0% at the end of the second quarter of 2018. During the quarter, Liberty completed leasing transactions totaling 5.1 million square feet, and occupancy on a signed but not yet commenced basis as of September 30, 2018 was 97.2%.

•                  Occupancy of Liberty’s 97.5 million square foot industrial portfolio was 96.5% at quarter-end, compared to 97.0% for the previous quarter. Industrial distribution rents increased 17.5% on a U.S. GAAP basis on retention and replacement leases signed during the quarter.  Of these leases, 99.5% have built-in rent escalators.

•                  Occupancy of Liberty’s 6.0 million square foot office portfolio was 96.9% at quarter-end, compared to 96.6% for the previous quarter. Office rents increased 45.8% on a U.S. GAAP basis on retention and replacement leases signed in the office portfolio, and 90.8% of these leases contain built-in rent escalators.

Same Store Performance: Property level operating income for same store industrial properties increased by 4.1% on a cash basis and by 3.8% on a U.S. GAAP basis for the third quarter of 2018, compared to the same quarter in 2017.  For the nine months ended September 30, 2018, property level operating income for same store industrial properties increased by 5.4% on a cash basis and by 4.2% on a U.S. GAAP basis, compared to the same period in 2017.

Real Estate Investments

Development Deliveries: In the third quarter, Liberty brought into service three industrial development properties for a total investment of $52.8 million. The properties contain 803,000 square feet of leasable space and were 64.7% occupied as of the end of the quarter. The yield on these properties at September 30, 2018 was 4.4% and the projected stabilized yield is 7.5%.

Development Starts: In the third quarter, Liberty began development of eight properties totaling 1.8 million square feet of leasable space at a projected investment of $179.0 million. The properties consist of seven industrial distribution buildings and one build-to-suit office property.

Acquisitions: During the third quarter, Liberty purchased two industrial buildings in New Jersey and one industrial building in Texas totaling 1.3 million square feet for $101.1 million.

Subsequent to quarter end, Liberty purchased seven industrial properties totaling 1.1 million square feet in the United Kingdom for £111 million.

Real Estate Dispositions

During the third quarter Liberty sold five office buildings in Arizona totaling 806,000 square feet for $255.0 million. The company recorded a gain on this sale of $94.9 million in the third quarter of 2018. Liberty also sold 66 acres of land in the Lehigh Valley for proceeds of $9.7 million and recorded a gain of $1.9 million in the third quarter of 2018.

2018 Outlook

•                  Liberty has revised its guidance range for 2018 net income available to common shareholders to $3.17 - $3.33 per diluted share. This change reflects charges incurred in the second quarter.

•                  Liberty has revised its guidance range for 2018 NAREIT FFO to $2.07 - $2.09 per diluted share. This change reflects charges incurred in the second quarter. Without charges, the new range would be $2.64 - $2.66 per diluted share.

•                  Rental increases on renewal and replacement leases in the industrial portfolio during 2018 are expected to range from 13% - 15% on a GAAP basis and from 5% to 6% on a cash basis.

•                  Projected disposition activity range increased to $800 — $950 million from $700 - $900 million.

A reconciliation of projected U.S. GAAP net income available to common shareholders per share to projected NAREIT FFO per share for 2018 and projected FFO per diluted share before charges is below. Additional information on assumptions underlying this guidance is included in Liberty’s third quarter supplemental financial report on the company’s website.

	Revised 2018 Outlook	Previous 2018 Outlook
Projected net income available to common shareholders per diluted share	$3.17 - $3.33	$3.24 - $3.59
Depreciation and amortization of unconsolidated joint ventures	0.08 – 0.08	0.07 – 0.08
Depreciation and amortization	1.17 – 1.17	1.21 – 1.22
Gain on property dispositions	(2.43) – (2.57)	(2.60) – (2.90)
Noncontrolling interest share of addbacks	0.08 – 0.08	0.09 – 0.09
Projected NAREIT FFO per diluted share	$2.07 - $2.09	$2.01 - $2.08
18th & Arch and Camden charges	0.57 – 0.57	0.57 – 0.57
Projected FFO per diluted share before charges	$2.64 - $2.66	$2.58 - $2.65

About the Company

Liberty Property Trust (NYSE:LPT) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of industrial and office properties. Liberty’s 103.5 million square foot operating portfolio provides productive work environments for 1,200 tenants.

Additional information about the company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss third quarter results, on Tuesday, October 23, 2018, at 9 a.m. Eastern Time.  To access the conference call, please dial 855-277-7530. The passcode needed for access is 5989189. A replay of the call will be available until November 24, 2018, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

Forward-Looking Statements

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  These forward-looking statements include statements relating to, among others things, achievement of strategic targets, expectations for our operating results, business and financial condition, business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “planned,” “outlook,” “remain confident,” and “goal” or similar expressions. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, risks relating to the continued repositioning of the company’s portfolio, risks relating to construction and development activities, risks relating to acquisition and disposition activities, risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to joint venture relationships and any possible need to perform under certain guarantees that we have issued or may issue in connection with such relationships, risks related to properties developed by the company on a fee basis, risks associated with tax abatement, tax credit programs, or other government incentives, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the company and sensitivity of the company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation and the potential adverse impact of market interest rates on the market price for the company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust

Balance Sheet

September 30, 2018

(Unaudited and in thousands)

	September 30, 2018	December 31, 2017
Assets
Real estate:
Land and land improvements	$1,174,720	$1,026,820
Building and improvements	4,459,247	4,135,150
Less: accumulated depreciation	(957,292)	(866,355)
Operating real estate	4,676,675	4,295,615
Development in progress	440,503	333,437
Land held for development	357,120	330,748
Net real estate	5,474,298	4,959,800
Cash and cash equivalents	17,770	11,882
Restricted cash	13,371	13,803
Accounts receivable	13,406	10,389
Deferred rent receivable	121,820	107,150
Deferred financing and leasing costs, net	153,970	147,837
Investments in and advances to unconsolidated joint ventures	357,970	288,456
Assets held for sale	294,191	610,611
Prepaid expenses and other assets	372,279	289,829
Total assets	$6,819,075	$6,439,757
Liabilities
Mortgage loans, net	$233,682	$267,093
Unsecured notes, net	2,285,565	2,283,513
Credit facilities	569,909	358,939
Accounts payable	72,553	76,313
Accrued interest	35,491	21,796
Dividend and distributions payable	60,415	60,330
Other liabilities	260,353	201,588
Liabilities held for sale	3,986	14,282
Total liabilities	3,521,954	3,283,854
Noncontrolling interest	7,537	7,537
Equity
Shareholders’ equity
Common shares of beneficial interest	148	147
Additional paid-in capital	3,688,631	3,674,978
Accumulated other comprehensive loss	(46,322)	(37,797)
Distributions in excess of net income	(417,357)	(549,970)
Total shareholders’ equity	3,225,100	3,087,358
Noncontrolling interest - operating partnership	59,057	56,159
Noncontrolling interest - consolidated joint ventures	5,427	4,849
Total equity	3,289,584	3,148,366
Total liabilities, noncontrolling interest - operating partnership and equity	$6,819,075	$6,439,757

Liberty Property Trust

Statement of Operations

September 30, 2018

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Operating Revenue
Rental	$121,512	$114,562	$359,137	$350,930
Operating expense reimbursement	37,842	34,012	111,980	107,889
Development service fee income	12,956	24,176	59,132	53,920
Total operating revenue	172,310	172,750	530,249	512,739

Operating Expenses
Rental property	15,100	15,182	45,310	47,646
Real estate taxes	23,391	20,703	68,242	64,709
General and administrative	13,121	11,873	43,407	43,964
Expensed pursuit costs	1,292	4,772	1,675	4,957
Systems implementation expense	1,177	142	3,352	157
Depreciation and amortization	43,544	42,081	128,044	129,461
Development service fee expense	12,924	23,665	120,799	52,497
Impairment charges - real estate assets	—	3,936	26,000	3,936
Total operating expenses	110,549	122,354	436,829	347,327

Operating (loss) income	61,761	50,396	93,420	165,412

Other Income/Expense
Interest and other income	3,445	1,735	8,585	5,539
Interest expense	(23,289)	(21,448)	(66,600)	(62,409)
Total other income/expense	(19,844)	(19,713)	(58,015)	(56,870)

Income before gain on property dispositions, income taxes, and equity in earnings of unconsolidated joint ventures	41,917	30,683	35,405	108,542
Gain on property dispositions	2,002	23,840	54,705	30,542
Income taxes	(472)	(582)	(1,967)	(1,528)
Equity in earnings of unconsolidated joint ventures	6,766	4,305	20,958	14,026

Income from continuing operations	50,213	58,246	109,101	151,582
Discontinued operations (including net gain of $94.9 million and a net gain of $184.7 million on property dispositions for the three and nine months ended September 30, 2018, respectively)	103,858	2,913	209,585	6,639
Net Income	154,071	61,159	318,686	158,221
Noncontrolling interest - operating partnerships	(3,696)	(1,545)	(7,738)	(4,044)
Noncontrolling interest - consolidated joint ventures	(232)	(75)	(1,010)	(195)
Net Income available to common shareholders	$150,143	$59,539	$309,938	$153,982

Net income	$154,071	$61,159	$318,686	$158,221
Other comprehensive (loss) gain - foreign currency translation	(3,015)	5,634	(9,221)	16,314
Other comprehensive gain (loss) - derivative instruments	6	91	493	366
Comprehensive income	151,062	66,884	309,958	174,901
Less: comprehensive income attributable to noncontrolling interest	(3,858)	(1,754)	(8,545)	(4,629)
Comprehensive income attributable to common shareholders	147,204	65,130	301,413	170,272

Basic income per common share
Continuing operations	$0.33	$0.39	$0.71	$1.01
Discontinued operations	$0.69	$0.02	$1.39	$0.04
Basic income per common share	$1.02	$0.41	$2.10	$1.05

Diluted income per common share
Continuing operations	$0.33	$0.38	$0.71	$1.00
Discontinued operations	$0.68	$0.02	$1.38	$0.04
Diluted income per common share	$1.01	$0.40	$2.09	$1.04

Weighted average shares
Basic	147,324	146,811	147,241	146,678
Diluted	148,271	147,596	148,160	147,430

Liberty Property Trust

Statement of Funds from Operations

September 30, 2018

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
NAREIT FFO

Reconciliation of net income available to common shareholders to NAREIT FFO available to common shareholders:

Net income available to common shareholders	$150,143	$59,539	$309,938	$153,982

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,193	2,577	9,631	7,197
Depreciation and amortization	43,112	46,195	130,284	136,616
Gain on property dispositions / impairment - depreciable real estate assets continuing operations	(17)	(16,205)	(51,227)	(19,120)
Gain on property dispositions / impairment - depreciable real estate assets discontinued operations	(94,878)	5,714	(184,689)	5,714
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - depreciable real estate assets	1,131	(896)	2,234	(3,051)
NAREIT FFO available to common shareholders - basic	102,684	96,924	216,171	281,338

Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - depreciable real estate assets	(1,131)	896	(2,234)	3,051
Noncontrolling interest excluding preferred unit distributions	3,578	1,427	7,384	3,690
NAREIT FFO available to common shareholders - diluted	$105,131	$99,247	$221,321	$288,079

NAREIT FFO available to common shareholders - basic per share	$0.70	$0.66	$1.47	$1.92
NAREIT FFO available to common shareholders - diluted per share	$0.69	$0.66	$1.46	$1.91

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	147,324	146,811	147,241	146,678
Dilutive shares for long term compensation plans	947	785	919	752
Diluted shares for net income calculations	148,271	147,596	148,160	147,430
Weighted average common units	3,520	3,528	3,520	3,528
Diluted shares for NAREIT FFO calculations	151,791	151,124	151,680	150,958

NAREIT Funds from Operations available to common shareholders is defined by NAREIT as net income (computed in accordance with U.S. GAAP), excluding gains (or losses) from sales of depreciable property and impairments of depreciable real estate assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  The SEC has agreed to the disclosure of this non-GAAP financial measure on a per share basis in its Release No. 34-47226, Conditions for Use of Non-GAAP Financial Measures. The Company believes that the calculation of NAREIT FFO is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from operating property dispositions. As a result, year over year comparison of NAREIT FFO reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that NAREIT FFO provides useful information to the investment community about the Company’s financial performance when compared to other REITs since NAREIT FFO is generally recognized as the standard for reporting the operating performance of a REIT. NAREIT FFO available to common shareholders does not represent net income or cash flows from operations as defined by U.S. GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. NAREIT FFO available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by U.S. GAAP. The Company believes that the line on its consolidated statements of comprehensive income entitled “net income available to common shareholders” is the most directly comparable U.S. GAAP measure to FFO.